EXHIBIT 4.2





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                                                                     EXHIBIT 4.2
                                                                     -----------

                               DONEGAL GROUP INC.
                           AGENCY STOCK PURCHASE PLAN

                                  ELECTION FORM

     As an agency that participates in the Agency Stock Purchase Plan, you may designate the class of shares you intend to purchase under the plan for the subscription period ending September 30, 2001. If you elect to have your total share purchase of Donegal Group capital stock for the subscription period ending September 30, 2001 consist two-thirds of Class A common stock and one-third of Class B common stock, you must check the first box below. If you elect to have your total share purchase of Donegal Group capital stock for the subscription period ending September 30, 2001 consist only of Class A common stock, you must check the second box below.

PLEASE INDICATE YOUR DESIRED ELECTION BY CHECKING THE APPROPRIATE BOX BELOW. IF YOU DO NOT CHECK ONE OF THE BOXES BELOW, AN "ELECTION TO PURCHASE SHARES OF BOTH CLASS A COMMON STOCK AND CLASS B COMMON STOCK" WILL BE ASSUMED.

1. [ ] ELECTION TO PURCHASE SHARES OF BOTH CLASS A COMMON STOCK AND CLASS B COMMON STOCK

     By checking this box, you agree that your total share purchase for the subscription period ending September 30, 2001 will consist two-thirds of Class A common stock and one-third of Class B common stock.

2.   [ ] ELECTION TO PURCHASE ONLY SHARES OF CLASS A COMMON STOCK

     By checking this box, you agree that your total share purchase for the subscription period ending September 30, 2001 will consist only of shares of Class A common stock.


                               Federal Tax ID No.:
     --------------------------                   ------------------------------

     ---------------------------------------------------------------------------
                                  (Agency Name)

     By:                                            Date:
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     Title:
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                                  INSTRUCTIONS:

This form should be submitted to Donegal Group, Inc., 1195 River Road, Marietta, Pennsylvania 17547, Attention: Ralph G. Spontak, Senior Vice President, Chief Financial Officer and Secretary, no later than September 28, 2001. Any agency that fails to make an election by checking one of the boxes above or fails to submit this Election Form to Donegal Group by the date specified herein will be deemed to have made an "Election to Purchase Shares of Both Class A common stock and Class B common stock" under the Plan for the subscription period ending September 30, 2001.





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